EXHIBIT 10.13

2400 North Commerce Parkway Suite 405 Weston. FL 33326 954.453.5660 www dukerealty com

October 1, 2012	VIA UPS OVERNIGHT DELIVERY

Mr. Alan Sandler

Vice-President

Puradyn Filter Technologies Incorporated

2017 High Ridge Road

Boynton Beach, Florida 33426

Re:  LEASE by and between DUKE PGC AT QUANTUM 1-9, LLC, a Delaware limited liability company ("Landlord") and PURADYN FILTER TECHNOLOGIES INCORPORATED, a Delaware corporation ("Tenant").

Dear Mr. Sandler:

Enclosed please find one (1) fully executed original counterpart of the above referenced document for your files.

If I can be of further assistance, or if you have any questions, please do not hesitate to call.

Sincerely,

DUKE REALTY CORPORATION

Ana M. Hernandez

Property Administrator

2400 North Commerce  Parkway

Suite 405

Weston, FL 33326

Main: 954-453-5660

P: 954-453-5265

F: 954.453.5695

ana.hernandez@dukerealty.com

www.dukerealty.com

Cc: File

LEASE

THIS LEASE (the "Lease") is executed this 27 day of September, 2012, by and between DUKE PGC AT QUANTUM 1-9, LLC, a Delaware limited liability company ("Landlord"), and PURADYN FILTER TECHNOLOGIES INCORPORATED, a Delaware corporation ("Tenant").

ARTICLE 1 - LEASE OF PREMISES

Section 1.01.  Basic Lease Provisions and Definitions.

(a)

Leased Premises (shown outlined on Exhibit A attached hereto): a portion of the building commonly known as Gateway Center 7 (the "Building"), located at 2017 High Ridge Road, Boynton Beach, Florida 33426, within Gateway Center at Quantum (the "Park").

(b)

Rentable Area: approximately 25,541 square feet.

(c)

Tenant's Proportionate Share: 31.87%.

(d)

Minimum Annual Rent:

Year 1	$120,255.50
Year 2	$148,635.84
Year 3	$153,094.92
Year 4	$157,687.80
Year 5	$162,418.44
Year 6	$167,290.92

(Note: Minimum Annual Rent does not include applicable Florida State Sales Tax, or Additional Rent, which sums shall be the sole responsibility of Tenant.)

(e)

Monthly Rental Installments:

Month 1 - 2	$0.00
Months 3 - 12	$12,025.55
Months 13 - 24	$12,386.32
Months 25 - 36	$12,757.91
Months 37 - 48	$13,140.65
Months 49 - 60	$13,534.87
Months 61 - 72	$13,940.91

(Note: Monthly Rental Installments do not include applicable Florida State Sales Tax, or Additional Rent, which sums shall be the sole responsibility of Tenant.)

(f)

Intentionally Omitted.

(g)

Commencement Date: August 1, 2013.

(h)

Lease Term: Six (6) years.

(i)

Security Deposit: $34,970.00.

(j)

Broker(s): Duke Realty Services, LLC and CBRE, Inc. representing Landlord, and

Flagler Real Estate Services, LLC representing Tenant.

(k)

Permitted Use: General office, warehousing and storage of oil filtration systems and related purposes.

(l)

Address for notices and payments are as follows:

Landlord:

Duke PGC at Quantum 1-9, LLC

c/o Duke Realty Corporation

Attn.: South Florida Market- V.P., Asset Mgmt. & Customer

Service

2400 North Commerce Parkway, Suite 405

Weston, FL 33326

With Payments to:

Duke PGC at Quantum 1-9, LLC

c/o Duke Realty Corporation

75 Remittance Drive, Suite 1477

Chicago, IL 60675-1477

Tenant:

Puradyn Filter Technologies Incorporated

2017 High Ridge Road

Boynton Beach, Florida 33426

(m)

Guarantor: None.

EXHIBITS

Exhibit A:

Leased Premises

Exhibit B:

Intentionally Omitted

Exhibit C:

Letter of Understanding

Exhibit D:

Rules and Regulations

Exhibit E:

Offer Space

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the "Common Areas"): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

ARTICLE 2 - TERM AND POSSESSION

Section 2.0 I. Term. The Commencement Date and Lease Term shall be as set forth in Sections 1.01(g) and 1.01 (h) above.

Section 2.02. Condition ofthe Leased Premises.

(a)

As Is Condition. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind.

(b)

Letter of Understanding.  Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging, among other things, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of the Lease in all respects.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, reasonable wear and tear and casualty damage excepted, (b) remove from the Leased Premises or where located (i) Tenant's Property (as defined in Section 8.01 below), (ii) all data and communications equipment, wiring and cabling (including above ceiling, below raised floors and behind walls), and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear and casualty damage excepted.  All of Tenant's Property that is not removed within ten (I 0) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days' prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, plus Florida State Sales Tax, in advance, without demand, deduction or offset, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated. Tenant shall be responsible for delivering the Monthly Rental Installments to the payment address set forth in Section 1.01(1) above in accordance with this Section 3.01.

Section 3.02. Annual Rental Adjustment Definitions.

(a)

"Annual Rental Adjustment" shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.

(b)

"Operating Expenses" shall mean the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied), including by way of illustration and not limitation, the following: all Real Estate

Taxes (as hereinafter defined), insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); painting; stormwater discharge fees; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees (which shall not exceed 5% of the gross rental receipts for the Building); administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses.

(c)

"Tenant's Proportionate Share of Operating Expenses" shall mean an amount equal to the product of Tenant's Proportionate Share times the Operating Expenses.

(d)

"Real Estate Taxes" shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas, or against Landlord's business of leasing the Building, by any authority having the power to so charge or tax, together with the reasonable costs and expenses of contesting the validity or amount of the Real Estate Taxes; provided, however, in no event shall Real Estate Taxes included in the Operating Expenses exceed the total amount assessed (less any savings Landlord realizes as a result of contesting the validity or amount of the same) less the maximum discount available for early payment.

Section 3.03. Payment of Additional Rent.

(a)

Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b)

In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1112) of the estimated Annual Rental Adjustment. Tenant shall be responsible for delivering the Additional Rent to the payment address set forth in Section 1.01(1) above in accordance with this Section 3.03. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment one (1) time during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment.  Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus six percent (6%) per annum; provided, however such interest rate shall not be less than twelve percent (12%) per annum.

Section 3.05.  Maximum Increase in Operating Expenses. Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant's Proportionate Share of Real Estate Taxes, insurance premiums, utilities, janitorial services, snow removal, landscaping, management fees, and charges assessed against the Building pursuant to any covenants or owner's association ("Uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses that are not Uncontrollable Expenses (herein "Controllable Expenses") shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses per square foot for the immediately preceding calendar year would have been had the Controllable Expenses per square foot increased at the rate of five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses per square foot for the calendar year ending December 31, 2014.

Section 3.06. Inspection and Audit Rights.

(a)

Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the sixty (60) day period following the delivery of Landlord's statement ofthe actual amount of the Annual Rental Adjustment (the "Inspection Period"), such of Landlord's books of account and records as pertain to and contain information concerning the Annual Rental Adjustment for the prior calendar year in order to verify the amounts thereof. Such inspection shall take place at Landlord's office upon at least fifteen (15) days prior written notice from Tenant to Landlord. Only Tenant or a certified public accountant that is not being compensated for its services on a contingency fee basis shall conduct such inspection. Tenant shall also agree to follow Landlord's reasonable procedures for auditing such books and records. Landlord and Tenant shall act reasonably in assessing the other party's calculation of the Annual Rental Adjustment. Tenant shall provide Landlord with a copy of its findings within thirty (30) days after completion of the audit. Tenant's failure to exercise its rights hereunder within the Inspection Period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Annual Rental Adjustment.

(b)

If Landlord and Tenant agree that Landlord's calculation of the Annual Rental Adjustment for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount. In the event of any errors on the part of Landlord that Landlord agrees were errors costing Tenant in excess of five percent (5%) of Tenant's actual Operating Expense liability for any calendar year, Landlord will also reimburse Tenant for the costs of an audit reasonably incurred by Tenant in an amount not to exceed $2,500 within the above thirty (30) day period. If Tenant provides Landlord with written notice disputing the correctness of Landlord's statement, and if such dispute shall have not been settled by agreement within thirty (30) days after Tenant provides Landlord with such written notice, Tenant may submit the dispute to a reputable firm of independent certified public accountants selected by Tenant and approved by Landlord, and the decision of such accountants shall be conclusive and binding upon the parties. If such accountant decides that there was an error, Landlord will make correcting payment if Tenant overpaid such amount, and Tenant shall pay Landlord if Tenant underpaid such amount. The fees and expenses involved in such decision shall be borne by the party required to pay for the audit.

(c)

All of the information obtained through Tenant's inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of this Lease.

ARTICLE 4 - SECURITY DEPOSIT

Tenant heretofore deposited the Security Deposit with Landlord as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord.  Within forty-five (45) days following the end of the Lease Term, provided that there is then no uncured default or any repairs required to be made by Tenant pursuant to Section 2.03 above or Section 7.03 below, Landlord shall return the Security Deposit to Tenant.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.

(a)

Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit D and made a part hereof, as may be modified from time to time by Landlord on reasonable prior written notice to Tenant.

(b)

Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord's directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03. Landlord's Rights Regarding Use. Without limiting any of Landlord's rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper so long as any such control, change or alteration does not materially and adversely affect Tenant's use of the Leased Premises for the Permitted Use, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

Section 5.04.  Hurricane Shutters. Landlord shall provide Tenant with hurricane shutters for Tenant's use at the Leased Premises in case of a threat of hurricane, tropical storm, or other adverse weather conditions. Tenant agrees to (a) store the hurricane shutters in the Leased Premises in accordance with Landlord's recommendations, (b) be solely responsible for the maintenance and protection of the hurricane shutters, and (c) replace the hurricane shutters in the event of damage, theft or loss. If there is a threat of hurricane, tropical storm, or other adverse weather condition, it will be Tenant's sole responsibility to promptly install the hurricane shutters and to then remove the hurricane shutters after the weather threat has passed. Hurricane shutters will be installed on the pre-existing bolts installed by Landlord for such purposes, and Tenant shall not be permitted to drill or install other bolts, nails or other devices into the exterior of the Building. Tenant shall be solely responsible to monitor weather reports, and Landlord has no duty to advise Tenant of the threat of hurricane, tropical storm or other adverse weather condition nor will Landlord have any duty or obligation to assist or instruct Tenant in the installation or removal of the hurricane shutters. Upon the expiration or earlier termination of this Lease, Tenant shall return the hurricane shutters to Landlord in substantially the same condition in which such hurricane shutters were received, ordinary wear and tear excepted. From time to time but not more than once in any calendar year, with in ten (I 0) days following Tenant's receipt of written notice from Landlord, Tenant shall deliver to Landlord an inventory of the hurricane shutters on hand. If Tenant fails to deliver the inventory to Landlord within the time specified, Landlord's agents or employees shall be given access to the Leased Premises to take the inventory themselves, and in such event, Tenant agrees to reimburse to Landlord, within ten (I 0) days of demand, an administrative fee in the fixed amount of $500.00 representing a reimbursement to Landlord of Landlord's time and expense to have the inventory performed.

ARTICLE 6 - UTILITIES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to

Landlord within fifteen (15) days after receipt of Landlord's written statement.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01.  Repair and Maintenance of Building. Landlord shall make all necessary repairs, replacements and maintenance to the roof, sprinkler systems, exterior walls, foundation, structural frame of the Building and the parking and landscaped areas and other Common Areas. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's sole expense.

Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, and plumbing systems. Tenant shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on at least a semi-annual basis.

Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing; provided, however, that Tenant shall have the right to make alterations to the Leased Premises, without obtaining Landlord's prior written consent provided that (a) such alterations do not exceed Ten Thousand and Noll 00 Dollars ($1 0,000.00) in cost in any one instance and Fifty Thousand and No/100 Dollars ($50,000.00) in cost in the aggregate during the Lease Term; (b) such alterations are non-structural and non-mechanical in nature; (c) such alterations do not require a permit; (d) Tenant provides Landlord with prior written notice of its intention to make such alterations, stating in reasonable detail the nature, extent and estimated cost of such alterations, together with the plans and specifications for the same, to the extent applicable, and (e) at Landlord's option, Tenant must remove such alterations and restore the Leased Premises upon termination of this Lease. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Notwithstanding anything contained herein to the contrary, Tenant shall have no obligation hereunder to remove any of the Tenant Improvements or to otherwise remove any other alterations or improvements which have been made by Tenant with the express written consent of Landlord, unless, at the time of granting such consent, Landlord has expressly required the removal of any such proposed alterations or improvements as a condition to granting such consent. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant's trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (a) any and all liability for theft or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors of all tiers hannless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors in or about the Leased Premises, the Building or the Common Areas. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant's Insurance.

(a)

During the Lease Tenn (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i)

Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant's use of the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $2,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)

Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant's Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall waive coinsurance limitations.

(iii)

Worker's Compensation Insurance. Worker's Compensation insurance in amounts required by applicable law; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker's Compensation insurance coverage.

(iv)

Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to six (6) months rent hereunder.

(v)

Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.

(b)

All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A VII or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant shall name Landlord, Landlord's managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Workers Compensation insurance, such insurance is primary and non-contributory. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right following the initial Lease Term or in the event of any expansion of the Leased Premises to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

Section 8.05. Landlord's Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a)

Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $2,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)

Property Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant's Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

All insurance required to be carried by Landlord hereunder shall be issued by one or more insurance companies licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating if A VII or better.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii), 8.04(a)(iii), and 8.05(b) above. The special form property insurance policies and worker's compensation insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage; provided, however, that in the event fifty percent (50%) or more of the Leased Premises is unusable in Tenant's good faith judgment, then Rent shall abate in full. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph. Notwithstanding the provisions of this paragraph, if any such damage or destruction occurs within the final six (6) months of the term hereof, then either Landlord or Tenant, may, without regard to the aforesaid one hundred eighty (180) day period, terminate this Lease by written notice to the other.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a)

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent (but in accordance with Section 16.12 below). In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting ofthe Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

(b)

By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder, or (iv) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the then current rent for similar premises in the Building. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days' prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease.

(c)

If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord all of any such excess rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises as consideration for Landlord's consent.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord's consent, but upon ten (I0) days' prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets or property; or (c) effectuate any public offering of Tenant's stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a "Permitted Transferee").  For the purpose of this Article II, (i) "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease.

Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord's prior written consent pursuant to Section 11.01 above.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder that arises or accrues after the date of such conveyance. This release shall not apply to the Security Deposit unless Landlord transfer the Security Deposit to its successor, who acknowledges receipt of same in writing to Tenant.

Section 12.02. Estoppel Certificate.  Within ten ( 1 0) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such fonn as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust encumbering fee title to the Leased Premises. If any such mortgage or deed of trust be foreclosed, upon request of the mortgagee or beneficiary ("Landlord's Mortgagee"), as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that subordination of this Lease to any present or future mortgage or trust deed shall be conditioned upon the mortgagee, beneficiary, or purchaser at foreclosure, as the case may be agreeing that Tenant's occupancy of the Leased Premises and other rights under this Lease shall not be disturbed by reason of the foreclosure of such mortgage or trust deed, as the case may be, so long as Tenant is not in default under this Lease. Within ten (1 0) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a "Default":

(a)

Tenant fails to pay any Monthly Rental Installments or Additional Rent (i) within five (5) business days following written notice from Landlord on the first occasion in any twelve (12) month period, or (ii) within five (5) business days after the same is due on any subsequent occasion within said twelve (12) month period. Tenant hereby expressly waives any additional notice required under §83.20 of the Florida Statutes.

(b)

Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord;

provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c)

Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days, unless Tenant continues to timely pay all Monthly Rental Installments and Additional Rent as it comes due.

(d)

Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e)

All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)

Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any reasonable costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord's action.

(b)

Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, Tenant shall be liable to Landlord for the unamortized balance of any leasehold improvement allowance and brokerage fees paid in connection with the Lease.

(c)

Without terminating this Lease, Landlord may terminate Tenant's right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises. In such event, Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to (i) the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the "Remaining Term"), (ii) the costs of recovering possession of the Leased Premises and all other expenses, loss or damage incurred by Landlord by reason of Tenant's Default ("Default Damages"), which shall include, without limitation, reasonable expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, and (iii) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the "Prior Obligations"). Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(d)

Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the value of the excess, if any, discounted at the prime rate of interest (as reported in the Wall Street Journal), of (A) the Minimum Annual Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State of Florida who has at least ten (1 0) years of experience, (ii) all of Landlord's Default Damages, and (iii) all Prior Obligations. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. It is expressly agreed and understood that all of Tenant's liabilities and obligations set forth in this subsection (d) shall survive termination.

(e)

Intentionally omitted.

(f)

Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

(g)

If Landlord terminates this Lease or Tenant's right to possession, Landlord's duty to mitigate its damages under this Lease shall be as follows: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building, (ii) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Leased Premises, and (iii) Landlord shall not be deemed to have failed to mitigate if it incurs costs and expenses for repairs, maintenance, changes, alterations and improvements to the Leased Premises (whether to prevent damage or to prepare the Leased Premises for reletting), brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to replacement tenants, and costs of collecting rent from replacement tenants. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages. Tenant shall bear the burden of proving Landlord's failure to mitigate.

Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. As to Landlord's maintenance and repair obligations hereunder inside the Leased Premises, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice from Tenant within said 30-day period, Tenant may undertake all reasonable action to cure Landlord's failure of performance.  If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant's contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant's contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost. In no event, however, shall Landlord be liable to Tenant for any consequential or punitive damages.

Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building including any net proceeds of the sale or refinancing (after paying off any encumbrances) received within the twelve month period prior to date Tenant's claim was filed, and any insurance proceeds or condemnation awards not applied to the reconstruction or restoration of the Building or the Leased Premises for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non defaulting party for reasonable attorneys' fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

INTENTIONALLY OMITTED.

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01.  Environmental Definitions.

(a)

"Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b)

"Hazardous Substances" shall mean those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant exacerbates the same.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach ofthis representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06. Notices.  Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01 (1). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision ofthis Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and, if available, audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles ("GAAP"), consistently applied, but only if Tenant utilizes GAAP in the normal preparation of its financial statements.

Section 16.09. Representations and Warranties.

(a)

Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)

Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.1 0. Signage. Tenant may, at its own expense, erect a sign concerning the business of Tenant that shall be in keeping with the decor and other signs on the Building. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with any codes and recorded restrictions applicable to the sign or the Building. The location, size and style of all signs shall be approved by Landlord. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises.

Section 16.11. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants; provided, however that in no event shall fewer than fifty (50) parking spaces be available to Tenant. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking. Landlord and Tenant acknowledge and agree that Tenant shall have the right, at Tenant's sole risk, to park its company trucks and other vehicles overnight in the truck loading area serving the Leased Premises, so long as such parking is in compliance with all applicable laws, codes and ordinances.

Section 16.12. Consent or Approval. Where the consent or approval of a party is required, such consent or approval will not be unreasonably withheld, conditioned or delayed.

Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

Section 16.14. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance and its agreement to continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department's Office of Foreign Assets Control, including, without limitation, Executive Order 13224 ("Executive Order"). Each of Landlord and Tenant further represents (such representation to be true throughout the Lease Term) (a) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SON List published by the United States Treasury Department's Office of Foreign Assets Control and (b) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the website address www.ustreas.gov/offices/enforcement/ofac.

Section 16.15. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ARTICLE 17 - SPECIAL STIPULATIONS

Section 17.01. Termination of Preceding Lease. Landlord, as successor in interest to Premier Gateway Center at Quantum LLP, and Tenant heretofore entered into that certain Lease Agreement dated May 29, 2002, as amended by that certain Lease Amendment No. 1 dated August 14, 2002, and as supplemented by that certain Clarification of Lease Terms dated November 12, 2002, and as amended by that certain Lease Amendment No. 2 dated August 1, 2008, and as amended by that certain Lease Amendment No.3 dated May 1, 2009 (as so amended, the "Preceding Lease"). Landlord and Tenant acknowledge and agree that as of the Commencement Date hereunder, this Lease shall supercede the Preceding Lease in its entirety and that as of the Commencement Date hereunder, the Preceding Lease shall be null and void and of no further force or effect, except with respect to any provisions thereunder that expressly survive such termination.

Section 17.02. Tenant Allowance.  Landlord and Tenant acknowledge and agree that Tenant intends to construct and install certain improvements within the Leased Premises (the "Tenant Alterations").  Within thirty (30) days following the full execution of this Lease, Landlord shall pay to Tenant an amount equal to Twenty-Five Thousand Five Hundred Forty-One and No/100 Dollars ($25,541.00) (the "Allowance") for the construction and installation ofthe Tenant Alterations. Tenant acknowledges and agrees that the construction and installation of the Tenant Alterations shall be performed in accordance with Section 7.03 of this Lease.

Section 17.03. Options to Extend.

(a)

Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing, and (ii) Tenant originally named herein or its Permitted Transferee remains in possession of the Leased Premises, Tenant shall have the option to extend the Lease Term for two (2) additional periods of five (5) years each (each an "Extension Term"). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the "Rent Adjustment"). Tenant shall exercise each option by delivering to Landlord, no later than one hundred eighty (180) days prior to the expiration of the preceding term, written notice of Tenant's desire to extend the Lease Term. Tenant's failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant's acceptance (or deemed acceptance) of the Rent Adjustment.

(b)

Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be ninety-eight percent (98%) of the fair market rent rate as reasonably determined by Landlord based on the monthly rent charged to prospective renewing tenants for the Building and comparable buildings (e.g., buildings of comparable age, physical condition, number of stories, total size, comparable location) in the area in which the Leased Premises are located, taking into account all financial terms, including without limitation, base rent, free rent, escalations, work contributions and allowances and leasing and brokerage commissions; provided, however, that in no event shall the Minimum Annual Rent during any Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1112) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease. Without limiting the foregoing, if Tenant delivers to Landlord a written objection to Landlord's calculation of the Rent Adjustment within five (5) business days after Tenant's receipt of Landlord's determination of the Rent Adjustment, and the parties cannot agree on a Rent Adjustment within ten (10) days after Tenant's written objection then Tenant may retract its exercise of its option to extend, or Tenant may choose arbitration to determine the Rent Adjustment. If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within three (3) days after expiration of such ten (10) day period ("Arbitration Notice"). Within ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint an appraiser to determine the Rent Adjustment for the Leased Premises. Each appraiser so selected shall be either a MAI appraiser or a licensed real estate broker, each having at least ten (10) years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices. If the two appraisers cannot agree upon the Rent Adjustment for the Leased Premises within twenty (20) days after their appointment, then, within ten (I 0) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (1 0) days after appointment make its determination of the Rent Adjustment. The average of the two closest determinations of the Rent Adjustment shall be used as the Minimum Annual Rent for the applicable Extension Term and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its appraiser and shall share the cost of the third. If Tenant fails to provide the Arbitration Notice as provided above, then Tenant's exercise of its option to extend shall be deemed retracted.

Section 17.04. Right of First Offer.

(a)

Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein or its Permitted Transferee remains in possession of the Leased Premises, and subject to any rights of other tenants to the Offer Space (as defined herein) and Landlord's right to renew or extend the lease term of any other tenant with respect to the portion of the Offer Space now or hereafter leased by such other tenant, Landlord shall, before entering into a lease with a third party for the space located in the Building contiguous to the Leased Premises as shown on the attached Exhibit E (the "Offer Space"), notify Tenant in writing of the availability of the Offer Space for leasing and setting forth the terms and conditions upon which Landlord is willing to lease the Offer Space to Tenant ("Landlord's Notice"). Tenant shall have five (5) business days from its receipt of Landlord's Notice to deliver to Landlord a written notice agreeing to lease the Offer Space on the terms and conditions contained in Landlord's Notice ("Tenant's Acceptance").  In the event Tenant fails to deliver Tenant's Acceptance to Landlord within said five (5)business day period, such failure shall be conclusively deemed a rejection of the Offer Space and a waiver by Tenant of this right of first offer, whereupon Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party.

(b)

In the event that Tenant exercises its right of first offer in the first twenty-four (24) months of the Lease Term, the Offer Space shall be offered to Tenant at the rental rate per square foot (including periodic escalations) in effect with respect to the then existing Leased Premises ("Existing Premises") as of the commencement of the term for the Offer Space and upon the other terms and conditions as are set forth in this Lease, including a tenant improvement allowance equal to a rate per square foot used to determine the Allowance granted under this Lease prorated for the number of months remaining in the Lease Term for the Existing Premises and two (2) months of free Monthly Rental Installments for the Offer Space.

(c)

In the event that Tenant exercises its right of first offer after the first twenty-four (24) months of the Lease Term, the term for the Offer Space shall be coterminous with the term for the original Leased Premises; provided, however, that the minimum term for the Offer Space shall be five (5) years and the term for the Existing Premises shall be extended, if necessary, to be coterminous with the term for the Offer Space. If the Lease Term for the Existing Premises is extended as provided above, the Minimum Annual Rent for such extension term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewing tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity; provided, however, that in no event shall the Minimum Annual Rent during such extension term be less than the highest Minimum Annual Rent payable during the immediately preceding term.

(d)

lf Tenant properly exercises its right of first offer, Landlord and Tenant shall enter into an amendment to this Lease adding the Offer Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances. If Tenant shall fail to enter into such amendment within ten (1 0) days following Tenant's Acceptance, then Landlord may terminate this right of first offer by notifying Tenant in writing, in which event Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party.

Section 17.05. Quiet Enjoyment. So long as Tenant has not committed a Default hereunder that remains uncured, Landlord agrees that Tenant shall have the right to quietly use, possess and enjoy the Leased Premises for the Lease Term, without hindrance by anyone claiming by, through or under Landlord.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

WITNESSES:		DUKE PGC AT QUANTUM 1-9, LLC,
a Delaware limited liability company

/s/ Ana M. Hernandez		By:	Duke Realty Limited Partnership,
Printed Name:	Ana M. Hernandez		an Indiana limited partnership, its managing
member

/s/ Nina Sorla			By:	Duke Realty Corporation, an
Printed Name:	Nina Sorla			Indiana corporation, its general
partner

				By:	/s/ Edward P. Mitchell
Edward P. Mitchell
Senior Vice President
South Florida Operations

Date of execution: 9/28/2012

TENANT:

WITNESSES:		PURADYN FILTER TECHNOLOGIES INCORPORATED, a Delaware corporation

/s/ Kathryn A. Morris		By:	/s/ Alan J. Sandler
Printed Name:	Kathryn A. Morris		Name:	Alan J. Sandler
			Title:	Vice Pres.

/s/ David Duckworn
Printed Name:	David Duckworn

Date of execution: 9/27/12

EXHIBITA

SITE PLAN OF LEASE PREMISES

Leased Premises
25,541 SF
Gateway Center - Building 7

Exhibit A

EXHIBIT B

INTENTIONALLY OMITTED

Exhibit B

EXHIBIT C

LETTER OF UNDERSTANDING

Duke PGC at Quantum 1-9, LLC

c/o Duke Realty Corporation

Attn.: South Florida Market-V.P., Asset Mgmt. & Customer Service

2400 North Commerce Parkway, Suite 405

Weston, FL 33326

RE:

Lease between Duke PGC at Quantum 1-9, LLC, a Delaware limited liability company
("Landlord") and Puradyn Filter Technologies Incorporated, a Delaware corporation
("Tenant"), dated  _______________________2012 (the "Lease") for the premises located at
2017 High Ridge Road, Boynton Beach, Florida 33426 (the "Leased Premises"), within
Gateway Center at Quantum

Dear ______________________:

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.

The Commencement Date under the Lease is August 1, 2013.

2.

The rent commencement date is September 1, 2013.

3.

The expiration date of the Lease is August 31, 2019.

4.

The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.

Landlord has completed the improvements designated as Landlord's obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

6.

To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this ___ day of _________________, 20__.

Exhibit C

TENANT:

PURADYN FILTER TECHNOLOGIES INCORPORATED, a Delaware corporation

By:
Name:
Title:

Attest:
Name:
Title:

[Exhibit- Not to be executed]

Exhibit C

EXHIBIT D

RULES AND REGULATIONS

1.

The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2.

No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord's prior written approval.  All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3.

No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

4.

The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5.

No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

6.

No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

7.

The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and Landlord provides written consent. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

8.

No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having

Exhibit D

business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

9.

No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

10.

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of its tenancy, restore to Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11.

No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning of storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.

12.

Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

13.

Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

14.

All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

15.

There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

16.

The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

17.

The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

18.

Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

Exhibit D

19

Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

20.

Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

21.

Except as otherwise expressly set forth in the Lease, no outside storage is permitted including without limitation the storage of trucks and other vehicles.

22.

No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Land lord.

It is Landlord's desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.

Exhibit D

EXHIBIT E

OFFER SPACE

Offer Space
24,101 SF

Gateway Center - Building 7

Exhibit E